Exhibit 10.1
PERFORMANCE SHARE UNIT AGREEMENT

Brighthouse Financial, Inc. (the “Company”) confirms that, on [grant date] (the “Grant Date”), it granted you, [name], [number] Performance Share Units (your “Performance Share Units”). Your Performance Share Units are subject to the terms and conditions of the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan (the “Plan”) and this Performance Share Agreement (this “Agreement”), which includes the Award Agreement Supplement (the “Supplement”) and Exhibit A to this Agreement (including any Appendices). Please note that the Supplement includes terms for forfeiture of your Performance Share Units under some circumstances.

Standard Terms.
(a)These terms are the “Standard Terms” and will apply to your Performance Share Units except in so far as Sections S-1 (“Change of Status”), S-2 (“Change of Control”), or S-14 (“Restrictive Covenants”) apply. If Shares are delivered to you, you will receive evidence of ownership of those Shares.

(b)The Performance Period is set forth on Exhibit A to this Agreement. After the conclusion of the Performance Period, the Committee shall certify in writing the number of Performance Share Units payable in accordance with these Standard Terms (your “Final Performance Share Units”), and your Final Performance Share Units will be converted into, and will be due and payable in, Shares at the time specified in Section S-7 (“Timing of Payment”).

(c)Based on the Company’s achievement of the performance metrics set forth on Exhibit A to this Agreement (including any Appendices), you may be eligible for a payment of up to the maximum number of Performance Share Units set forth on Exhibit A. Notwithstanding any other terms of this Agreement, your payment may not exceed this amount.

(d)If, under Section (c) of these Standard Terms, you are eligible for a payment, the Committee will determine your Final Performance Share Units by multiplying your Performance Share Units by the “Final Performance Factor.” The Final Performance Factor means a percentage within the range specified on Exhibit A as determined by the Committee. The Committee will consider the weighted average of the performance factors described in Exhibit A hereto (including any Appendices), or such other adjustments or considerations it deems appropriate.

IN WITNESS WHEREOF, Brighthouse Financial, Inc. has caused this Agreement to be offered to you, and you have accepted this Agreement by the electronic means made available to you.